UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 1, 2019
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 1, 2019, the board of directors of CEC Entertainment, Inc. (“the Company”) approved the appointment of Tony L. Howard as the Company’s Vice President, Controller, and Chief Accounting Officer, effective on August 5, 2019. As Controller, Mr. Howard will also serve as the Company’s principal accounting officer.
Mr. Howard, 53, has over 31 years of experience as a financial professional. From May 2015 to March 2019, he was Vice President and Controller of La Quinta Holdings Inc. (now Wyndham Hotels and Resorts). From July 2006 to May 2015, he was with RealPage, Inc., progressing through the positions of Controller, Vice President and Controller, and Senior Vice President and Controller. Prior to that he held positions in high growth companies as well as an international public accounting firm.
The Company and Mr. Howard entered into an employment term sheet (the “Employment Term Sheet”) pursuant to which Mr. Howard will receive an annual base salary of $250,000 and will be entitled to receive an annual cash bonus targeted at a percentage of his base salary based upon his achievement of certain performance objectives. The Employment Term Sheet also provides that Mr. Howard will receive options to purchase shares of the common stock of Queso Holdings Inc. on a fully diluted basis under the Queso Holdings Inc. 2014 Equity Incentive Plan. The options are subject to certain service and performance-based vesting criteria, and to accelerated vesting in the event of termination of Mr. Howard’s employment within a specified period following a sale of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: August 5, 2019	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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